EXHIBIT 4.2

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                            DETTO TECHNOLOGIES, INC.

                    SUBORDINATED CONVERTIBLE PROMISSORY NOTE

                                                                January 15, 2004

$743,358                                                     Seattle, Washington

      FOR VALUE RECEIVED, DETTO TECHNOLOGIES, INC., a Washington corporation ("Company"), promises to pay to Calvin Cheung, ("Holder"), or his registered assigns, the principal sum of $743,358, or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to eight percent (8%) per annum. This Note shall represent: (i) all amounts owing by the Company to the Holder pursuant to the promissory notes previously issued by the Company to Holder on August 20, 2002, September 6, 2002 and September 3, 2003 as amended (the "Previous Notes") including all interest through the above date. This Note shall replace and supercede, in their entirety the Previous Notes. The Holder hereby understands and agrees that, upon execution hereof, the Previous Notes will be deemed to have been cancelled and all rights thereunder extinguished.

      All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable (unless previously converted pursuant to Section 6 hereof) on the earlier of (i) January 15, 2005 (the "Maturity Date") or (ii) when such amounts are declared due and payable by the Holder or made automatically due and payable upon or after the occurrence of an Event of Default (as defined below). The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

      1. DEFINITIONS. As used in this Note, the following capitalized terms have the following meanings:

            (a) "Holder" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

            (b) "Indebtedness" of a Person shall mean and include the aggregate amount of, without duplication (i) all obligations for borrowed money,
(ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with generally accepted accounting principals), (iv) all obligations with respect to capital leases, (v) all guaranty obligations, (vi) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, and (vii) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit.

            (c) "Company" includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of Company under this Note.

            (d) "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

            (e) "Senior Indebtedness" shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, Indebtedness of Company to Coamerica Bank, Access Finacial or other current or future institutional Indebtedness.

      2. INTEREST. Accrued interest on this Note shall be payable at such time as the outstanding principal amount hereof shall be paid in full. If this
Note is converted pursuant to Section 6 hereof, the accrued interest may, at the election of the Company, be paid in shares of Common Stock (as defined in Section 6(a) below).

      3. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

            (a) Failure to Pay. The Company shall fail in any material respect to pay (i) any principal payment for a period of three days from the due date thereof or (ii) any interest or other payment required under the terms of this Note on the date due and such payment shall not have been made within fifteen
(15) days of Company's receipt of Holder's written notice to Company of such failure to pay; or

            (b) Breaches of Covenants. The Company shall fail in any material respect to observe or perform any covenant, obligation, condition or agreement contained in this Note (other than those covenants specified in Section 3(a) hereof) and (i) such failure is not remedied, cured or waived for a period of thirty (30) days after the Company has notice of the failure, or (ii) if such failure is not curable within such thirty (30) day period, but is reasonably capable of cure within sixty (60) days, either (A) such failure shall continue for sixty (60) days or (B) Company shall not have commenced a cure in a manner reasonably satisfactory to Holder within the initial thirty (30) day period; or

            (c) Representations and Warranties. Any representation or warranty made by Company to Holder in this Note shall be untrue in any material respect when made; or

            (d) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

            (e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.


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

      4. RIGHTS OF HOLDER UPON DEFAULT. Upon the occurrence or existence of an Event of Default pursuant to Paragraphs 3(a), (b) or (c) hereof and at any time thereafter during the continuance of such Event of Default, Holder may, acting alone and by written notice to Company, declare all outstanding obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Paragraphs 3(d) and 3(e) hereof, immediately and without notice, all outstanding obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy otherwise permitted to it by law, either by suit in equity or by action at law, or both.

      5. SUBORDINATION; SECURITY. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of Company's current and future Senior Indebtedness. Subject to the prior approval of the holders of Senior Indebtedness, the indebtedness evidenced by this Note shall be subject to a subordinated security interest to that held by the holders of Senior Indebtedness, and the Company shall, within a reasonable amount of time following the date hereof, file all necessary documentation evidencing the perfection of such security interest with the Washington Department of Licensing.

      6.    CONVERSION.

            (a) Voluntary Conversion. The holder of this Note will have the option, in its sole discretion, to convert this Note into shares of the Company's Common Stock ("Common Stock"). The conversion price at which the Note shall convert into shares of Common Stock shall be $.15 per share.

            (c) Issuance of Securities on Conversion. As soon as practicable after conversion of this Note, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder of this Note, a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock to which Holder shall be entitled on such conversion. No fractional shares will be issued on conversion of this Note.

            (d) Termination of Rights. All rights with respect to this Note shall terminate upon the issuance of shares of the Common Stock issued upon conversion of this Note, whether or not this Note has been surrendered. Notwithstanding the foregoing, the Holder agrees to surrender this Note to the Company for cancellation as soon as is practicable following conversion of this Note.

      7.    SUCCESSORS  AND  ASSIGNS.  Subject to the  restrictions  on transfer described in Section 9 below, the rights and obligations of Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

      8. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of Company and Holder.


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

      9. TRANSFER OF THIS NOTE OR SECURITIES ISSUABLE ON CONVERSION HEREOF. This Note and the securities into which this Note may be converted may only be transferred with the written consent of Company and Holder.

      10. TREATMENT OF NOTE. To the extent permitted by generally accepted accounting principles, Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

      11. NOTICES. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of a facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder's address as set forth in the Note Purchase Agreement or on the register maintained by the Company, and (ii) if to the Company, at the address of its principal corporate offices (Attn: Chief Executive Officer), or at such other address as a party may designate by written notice to the other party pursuant to the provisions above.

      12.   PAYMENT; PREPAYMENT.

            (a)   Payment shall be made in lawful tender of the United States.

            (b) The Company shall have the right to prepay at any time, without penalty, in whole or in part, the unpaid principal and interest due on this Note.

      13. GOVERNING LAW. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Washington, without regard to the conflicts of law provisions of the State of Washington or of any other state.


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


IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

                                              DETTO TECHNOLOGIES, INC.
                                              a Washington corporation

                                              By:
                                                 -------------------------------

                                              Title:
                                                   -----------------------------


                            ACKNOWLEDGMENT BY HOLDER

      By its signature below, the Holder hereby acknowledges, understands, agrees and confirms that this Note shall represent: (i) all amounts owing by the Company to the Holder pursuant to the promissory notes previously issued by the Company to Holder on August 20, 2002 and September 6, 2002 and September 3, 2003, as amended (the "Previous Notes") including all interest through the above date. The Holder also understands and agrees that this Note shall replace and supercede, in their entirety, the Previous Notes and that, upon execution hereof, the Previous Notes will be deemed to have been cancelled and all rights thereunder extinguished.

      This Note may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Note by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.



                                              CALVIN CHEUNG


                                              By:
                                                --------------------------------

                                              Title:
                                                   -----------------------------



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